EXHIBIT 99.1

PRO-PHARMACEUTICALS ENTERS INTO DEFINITIVE

AGREEMENTS FOR A $2.7 MILLION FINANCING

Newton, Mass. (June 19, 2007) Pro-Pharmaceuticals, Inc. (Amex: PRW), a company “Advancing Drugs Through Glycoscience®”, today announced it has entered into definitive agreements with new and existing institutional investors with respect to a private placement of its securities for gross proceeds of approximately $2.7 million, before commissions and offering expenses. The transaction is subject to customary closing conditions, and is expected to be completed upon approval by the American Stock Exchange. The Company plans to use the proceeds of this transaction for working capital.

Under terms of the agreements, the Company will sell approximately 4,173,000 shares of its common stock at $0.65 per share, subject to adjustment for six months from the effective date of the resale registration statement required to be filed by the Company on behalf of the investors. As part of the transaction, the investors also will receive warrants to purchase approximately 4,173,000 shares of common stock at an exercise price of $0.80, subject to adjustment. The warrants have a term of seven years, are not exercisable for six months and have anti-dilution provisions.

For further details, please see the Company’s Current Report on Form 8-K to be filed on June 20, 2007.

The securities to be issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from such registration. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful.

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals, Inc. is engaged in the discovery, development, and commercialization of therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. The Company’s initial focus is the development of a new generation of anti-cancer treatments using polymers with the intent of enhancing the safety and efficacy of chemotherapy agents. The Company’s technology also is directed at “rescuing” drugs that were shelved for toxicity or “half-life” issues; increasing the solubility of existing drugs, and developing polymers as new chemical entities. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about this or future financings, expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the expected closing of the private placement and the anticipated use of proceeds. Such factors include uncertainties as to the utility and market for the Company’s potential products; uncertainties associated with pre-clinical and clinical trials of the Company’s product candidates; the Company’s limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of its potential products; possible development by competitors of competing products and technologies; lack of assurance regarding patent and other protection of its proprietary technology; compliance with and change of government regulation of the Company’s activities, facilities and personnel; uncertainties as to the extent of reimbursement for the Company’s potential products by government and private health insurers, and the Company’s history of operating losses and accumulated deficit. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. More information about those risks and uncertainties is contained in the Company’s quarterly or annual report, Form 8-K and in the Company’s other reports filed with the Securities and Exchange Commission. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.